Exhibit 99.1

MURPHY OIL ANNOUNCES PRELIMINARY SECOND QUARTER EARNINGS

EL DORADO, Arkansas, August 1, 2012 – Murphy Oil Corporation (NYSE: MUR) announced today that income from continuing operations was $295.4 million ($1.52 per diluted share) in the 2012 second quarter, up from $280.0 million ($1.44 per diluted share) in the second quarter 2011. The increase in 2012 earnings from continuing operations was mostly attributable to improved downstream results compared to the prior year’s quarter. Net income in the second quarter of 2012 was also $295.4 million ($1.52 per diluted share) compared to net income of $311.6 million ($1.60 per diluted share) in the second quarter of 2011. Net income in the 2011 second quarter included income from discontinued operations of $31.6 million ($0.16 per diluted share), which related to operating results of two U.S. refineries that were sold in the second half of 2011.

For the first six months of 2012, income from continuing operations was $585.5 million ($3.01 per diluted share), an improvement from $518.5 million ($2.66 per diluted share) in 2011. For the six-month period of 2012, net income totaled the same $585.5 million ($3.01 per diluted share), but net income of $580.5 million ($2.98 per diluted share) for the first six months in 2011 included income from discontinued operations of $62.0 million ($0.32 per diluted share).

Net Income

	Three Mos. Ended June 30		Six Mos. Ended June 30
(Millions of Dollars)	2012	2011	2012	2011
Exploration and Production	$230.1	243.3	551.7	503.7
Refining and Marketing	80.5	60.1	76.3	60.4
Corporate	(15.2)	(23.4)	(42.5)	(45.6)

Income from continuing operations	295.4	280.0	585.5	518.5
Income from discontinued operations	—	31.6	—	62.0

Net income	$295.4	311.6	585.5	580.5

Income per Common share – Diluted:
Income from continuing operations	$1.52	1.44	3.01	2.66
Net income	$1.52	1.60	3.01	2.98

Second Quarter 2012 vs. Second Quarter 2011

Exploration and Production (E&P)

The Company’s income from E&P operations was $230.1 million in the second quarter of 2012 compared to $243.3 million in the same quarter of 2011. The 2011 quarter included an after-tax gain of $13.1 million associated with the sale of natural gas storage assets in Spain. Income in the 2012 quarter was unfavorably affected by lower average realized sales prices in the current period for the Company’s worldwide oil and North American natural gas production. The just completed quarter also had higher extraction costs, primarily due to the higher oil and gas sales volumes, but also due to higher facility and well maintenance costs and increased production in the Eagle Ford Shale area of South Texas, which has higher capital amortization unit costs compared to the Company’s average. The second quarter of 2012 had higher sales volumes for crude oil and natural gas compared to 2011. Exploration expenses were $96.6 million in the second quarter of 2012 compared to $122.5 million in the same period of 2011, with the reduction in 2012 mainly attributable to a prior year dry hole at the Lengkuas prospect in Indonesia. Dry hole expense was higher in the U.S. in the just completed quarter due to write-off of the unsuccessful Deep Blue prospect in the Gulf of Mexico.

Worldwide production averaged 188,575 barrels of oil equivalent per day in the second quarter 2012, compared to 170,457 barrels of oil equivalent per day in the same quarter in 2011. Total crude oil and gas liquids production was 104,012 barrels per day in the second quarter of 2012 compared to 94,242 barrels per day in the 2011 quarter. The increase in oil production in 2012 was primarily attributable to higher gross production at the Kikeh field, offshore Sabah, as wells have been brought on stream in association with the ongoing field development and well work program. In addition, 2012 crude oil production in the United States was higher than 2011 levels primarily due to an ongoing development program in the Eagle Ford Shale area. Increases in Eagle Ford production more than offset lower volumes produced at fields in the Gulf of Mexico. Oil production at Syncrude in Western Canada was adversely affected in the 2012 quarter by equipment maintenance. Crude oil production at Terra Nova, offshore Eastern Canada, was also lower in the 2012 quarter primarily due to the start of a 150 day shut-in for equipment maintenance in June 2012. The Azurite field, offshore Republic of the Congo, had lower crude oil production in 2012 due to well decline and one well being offline during the quarter pending a mechanical workover. Crude oil and gas liquids sales volumes averaged 104,768 barrels per day in the second quarter of 2012 compared to 90,004 barrels per day in the 2011 quarter. Natural gas sales volumes averaged 507 million cubic feet per day in the second quarter of 2012 compared to 457 million cubic feet per day in the 2011 quarter. The increase in natural gas sales volumes in 2012 was attributable to higher gas production at the Tupper West area in British Columbia, Canada. The Company’s worldwide crude oil and condensate sales prices averaged $94.33 per barrel for the second quarter of 2012 compared to $99.37 per barrel in the second quarter 2011. North American natural gas sales prices averaged $2.15 per thousand cubic feet (MCF) in the 2012 quarter compared to $4.26 per MCF in the same quarter of 2011. Natural gas produced offshore Sarawak, Malaysia was sold at an average price of $7.88 per MCF during the second quarter 2012 compared to an average price of $6.40 per MCF in the second quarter 2011.

E&P Metrics

	Three Mos. Ended June 30		Six Mos. Ended June 30
	2012	2011	2012	2011
Oil Production Volume – Bbls. per day	104,012	94,242	105,751	103,725
Natural Gas Sales Volume – MCF per day	507,379	457,288	516,507	435,283
Total BOE Production Volume – BOE per day	188,575	170,457	191,836	176,272

Average Realized Oil Sales Price – Per Bbl.	$94.33	99.37	97.21	93.04
Average Realized North American Gas Sales Price – Per MCF	$2.15	4.26	2.36	4.30
Average Realized Sarawak Gas Sales Price – Per MCF	$7.88	6.40	7.80	6.15

Refining and Marketing (R&M)

The Company previously announced its intent to sell its U.K. R&M assets. Ongoing sale activities related to these assets continue.

The Company’s refining and marketing operations generated income from continuing operations of $80.5 million in the second quarter 2012 compared to $60.1 million in the same quarter of 2011. The R&M earnings improvement in the 2012 second quarter occurred primarily in the United Kingdom, where the quarterly profit was $7.2 million in 2012 compared to a quarterly loss of $15.8 million in 2011.

U.S. income of $73.3 million in the 2012 quarter was slightly below the 2011 quarterly income of $75.9 million, primarily due to weaker results for ethanol production facilities in the current period. The ethanol production facilities incurred losses in the 2012 quarter resulting from lower margins as the average sales prices for ethanol fell more than the average decline in the price of corn compared to the second quarter of 2011. U.S. retail marketing margins averaged $0.197 per gallon in the 2012 quarter compared to $0.199 per gallon in 2011. Fuel sales volume per store in the 2012 quarter was 2.6% below 2011 levels, while merchandise sales per store were down 1.9% in the 2012 quarter compared to the prior year.

The favorable result in the U.K. in 2012 compared to 2011 was primarily due to improved refining margins at the Milford Haven, Wales refinery. In addition, marketing operations had better average product margins in the 2012 quarter. Total U.K. unit margins averaged a positive $1.26 per barrel in the 2012 quarter, compared to a negative margin of $1.76 per barrel a year ago. Milford Haven processed 130,059 barrels of crude oil per day in the 2012 quarter, down from a record quarterly crude oil throughput volume of 136,428 barrels per day during the 2011 quarter.

R&M Metrics

	Three Mos. Ended June 30		Six Mos. Ended June 30
	2012	2011	2012	2011
U.S. Retail Fuel Margin – Per gallon	$0.197	0.199	0.137	0.146
U.S. Retail Merchandise Sales – Per store month	$158,626	161,722	155,783	155,072
U.K. Refinery Inputs – Bbls. per day	133,158	139,886	131,954	132,468
U.K. R&M Unit Margin – Per Bbl.	$1.26	(1.76)	1.03	(1.22)
Total Petroleum Product Sales – Bbls. per day*	483,561	601,498	467,049	583,019

*	Includes 166,249 bbls. per day in the 2011 three-month period and 160,032 bbls. per day in the 2011 six-month period related to discontinued operations.

Corporate

Corporate functions incurred net costs of $15.2 million in the 2012 second quarter compared to net costs of $23.4 million in the 2011 second quarter, with the improved result in 2012 attributable to both lower net interest expense and favorable impacts on transactions denominated in foreign currencies. Net interest expense was favorable in 2012 primarily due to a higher proportion of financing costs being capitalized to ongoing oil development projects offshore Malaysia. Foreign currency effects were an after-tax gain of $10.7 million in the 2012 quarter compared to an after-tax gain of $4.9 million in the 2011 quarter.

First Six Months 2012 vs. First Six Months 2011

Exploration and Production (E&P)

The Company’s E&P business earned $551.7 million in the first six months of 2012 compared to earnings of $503.7 million in the same period of 2011. Earnings in 2012 were favorably affected by higher average sales prices for crude oil and Sarawak natural gas compared to a year ago. The Company also benefited from higher crude oil and natural gas sales volumes in 2012 compared to 2011. North American natural gas prices were much weaker in 2012 than the previous year, but sales prices were higher for natural gas production in Malaysia in the current period. Exploration expenses were $149.6 million in 2012, down from $218.8 million in 2011, with the lower costs in the 2012 period primarily related to unsuccessful 2011 wildcat drilling offshore Indonesia and Suriname. The 2011 period included a $13.1 million after-tax gain on sale of gas storage assets in Spain.

Worldwide production averaged 191,836 barrels of oil equivalents per day during the first six months of 2012 compared to 176,272 barrel equivalents per day in the same period a year ago. Crude oil and gas liquids production for the first six months of 2012 averaged 105,751 barrels per day compared to 103,725 barrels per day in 2011. The oil production increase in 2012 was mostly caused by higher crude oil volumes produced in the Eagle Ford Shale. Additionally, crude oil production in 2012 was higher in all areas of Malaysia. However, production in the Gulf of Mexico was lower in the current year due to continued field decline for mature properties. Also, crude oil production at the Azurite field in Republic of the Congo was lower in the current year due to decline and one well being offline since March 2012 pending a mechanical workover. Natural gas sales volumes were 516 million cubic feet per day in 2012 compared to 435 million cubic feet per day in 2011, with the increase primarily resulting from additional gas volumes produced at Tupper West in British Columbia. Tupper West came on production in February 2011. Crude oil and condensate sales prices averaged $97.21 per barrel in the 2012 period compared to $93.04 per barrel in 2011. North American natural gas was sold at an average price of $2.36 per MCF in 2012, significantly lower than the $4.30 per MCF in 2011. Sales prices for Sarawak natural gas production averaged $7.80 per MCF during the first six months of 2012 compared to $6.15 per MCF during 2011.

Refining and Marketing (R&M)

The Company’s refining and marketing earnings from continuing operations were $76.3 million in the first six months of 2012, compared to earnings of $60.4 million in the same 2011 period. R&M profit in the U.S. was $66.1 million in the first six months of 2012, down from $84.9 million in the 2011 period. The 2012 earnings reduction was primarily attributable to weaker U.S. retail marketing margins, which averaged $0.137 per gallon in the 2012 six-month period compared to $0.146 per gallon in the 2011 six months. Fuel sales per store month in 2012 were 4.5% lower than in 2011, while merchandise sales per store and merchandise margin as a percent of sales were about flat in 2012 compared to 2011. Ethanol margins were lower in 2012 than in 2011 as average ethanol prices declined more than corn prices in the current year.

R&M operations in the U.K. in the six-month 2012 period generated a profit of $10.2 million compared to a loss of $24.5 million in the prior year, as the business experienced improved margins for both the Milford Haven, Wales, refinery and marketing operations in the current period. U.K. unit margins averaged a positive $1.03 per barrel in the first six months of 2012 compared to a negative margin of $1.22 per barrel in the 2011 period.

Corporate

Corporate after-tax costs were $42.5 million in the first six months of 2012 compared to after-tax costs of $45.6 million in the 2011 period. The reduction in net costs was primarily attributable to lower net interest expense in 2012 compared to 2011 caused by a higher proportion of financing costs being capitalized to ongoing oil and natural gas development projects in the current period. The 2012 results included a $9.1 million after-tax gain on transactions denominated in foreign currencies compared to an after-tax gain of $3.9 million in 2011. Administrative expenses associated with corporate activities were higher in the 2012 period compared to the prior year due to additional costs for employee compensation and professional fees.

Steven A. Cossé, President and Chief Executive Officer, commented, “The second quarter of 2012 saw meaningful contributions from both the upstream and downstream business segments. Our Eagle Ford oil development activities have continued the growth momentum, with daily production volumes exceeding 14,000 net barrels of oil equivalent in recent days. Field development work at our important Kikeh oil field continues to go well. In the Gulf of Mexico, we were successful in acquiring 14 new exploration blocks in the recent lease sale and our Board recently sanctioned the development of the Dalmatian property in the DeSoto Canyon area. We continue to be encouraged about the Company’s exploration program, where in the Central Dohuk block in the Kurdistan region of Iraq our first well has reached target depth and is now being tested and our remaining 2012 drilling program calls for offshore wells in Malaysia, Congo, the Gulf of Mexico and Australia. Downstream operations remain steady in both the U.S. and U.K. as we continue to offer value priced fuel products to the driving public in both markets.

“We anticipate total worldwide production volumes of about 183,000 barrels of oil equivalent per day in the third quarter of 2012. Sales volumes of oil and natural gas are projected to average 179,000 barrels of oil equivalent per day during this period. We anticipate full year 2012 production volumes of 193,000 barrels of oil equivalent per day. At the current time, we expect net income in the third quarter to range between $0.90 and $1.15 per diluted share. Exploration expense should total between $50 million and $120 million during the quarter. The third quarter estimate includes projected earnings from our downstream businesses of approximately $45 million. Results could vary based on commodity prices, drilling results, timing of crude oil and natural gas sales, retail marketing and U.K. refining margins, and foreign exchange movements.”

The public is invited to access the Company’s conference call to discuss second quarter 2012 results on Thursday, August 2, at 12:00 p.m. CDT either via the Internet through the Investor Relations section of Murphy Oil’s Web site at http://www.murphyoilcorp.com/ir or via telephone by dialing 1-800-946-0706. The telephone reservation number for the call is 2949778. Replays of the call will be available through the same address on Murphy Oil’s Web site, and a recording of the call will be available through August 6 by calling 1-888-203-1112 and using the same reservation number shown above. Audio downloads of the conference will be available on Murphy’s Web site through September 4 and via Thomson StreetEvents for their service subscribers.

Summary financial data and operating statistics for the second quarter and first six months of 2012 with comparisons to 2011 are contained in the attached tables.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements include, but are not limited to, the volatility and level of crude oil and natural gas prices, the level and success rate of our exploration programs, our ability to maintain production rates and replace reserves, customer demand for our products, political and regulatory instability, and uncontrollable natural hazards. For further discussion of risk factors, see Murphy’s 2011 Annual Report on Form 10-K on file with the U.S. Securities and Exchange Commission. Murphy undertakes no duty to publicly update or revise any forward-looking statements.

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MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)

(Millions of dollars)

	Three Months Ended June 30, 2012		Three Months Ended June 30, 2011
	Revenues	Income	Revenues	Income
Exploration and production
United States	$201.7	(1.2)	198.3	52.1
Canada	264.9	43.7	328.7	95.8
Malaysia	611.4	223.2	439.8	166.0
United Kingdom	32.7	4.1	33.5	9.3
Republic of the Congo	—	(5.3)	33.1	(3.3)
Other	0.1	(34.4)	23.1	(76.6)

	1,110.8	230.1	1,056.5	243.3

Refining and marketing
United States	4,512.1	73.3	4,763.8	75.9
United Kingdom	1,556.7	7.2	1,641.8	(15.8)

	6,068.8	80.5	6,405.6	60.1

	7,179.6	310.6	7,462.1	303.4
Intersegment transfers elimination	—	—	(54.5)	—

	7,179.6	310.6	7,407.6	303.4
Corporate	10.8	(15.2)	8.3	(23.4)

Revenue/income from continuing operations	7,190.4	295.4	7,415.9	280.0
Discontinued operations, net of tax	—	—	—	31.6

Total revenues/net income	$7,190.4	295.4	7,415.9	311.6

	Six Months Ended June 30, 2012		Six Months Ended June 30, 2011
	Revenues	Income	Revenues	Income
Exploration and production
United States	$422.8	49.6	366.5	68.6
Canada	571.9	117.0	615.0	182.2
Malaysia	1,175.3	447.2	957.3	361.8
United Kingdom	70.3	12.8	63.7	18.3
Republic of the Congo	57.6	(3.7)	67.7	0.3
Other	0.1	(71.2)	24.4	(127.5)

	2,298.0	551.7	2,094.6	503.7

Refining and marketing
United States	8,776.3	66.1	8,726.9	84.9
United Kingdom	3,096.7	10.2	2,946.9	(24.5)

	11,873.0	76.3	11,673.8	60.4

	14,171.0	628.0	13,768.4	564.1
Intersegment transfers elimination	—	—	(94.7)	—

	14,171.0	628.0	13,673.7	564.1
Corporate	13.9	(42.5)	13.9	(45.6)

Revenue/income from continuing operations	14,184.9	585.5	13,687.6	518.5
Discontinued operations, net of tax	—	—	—	62.0

Total revenues/net income	$14,184.9	585.5	13,687.6	580.5

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

THREE MONTHS ENDED JUNE 30, 2012 AND 2011

		Canada			United	Republic
(Millions of dollars)	United States	Conven- tional	Syn- thetic	Malaysia	King- dom	of the Congo	Other	Total
Three Months Ended June 30, 2012
Oil and gas sales and other revenues	$201.7	172.1	92.8	611.4	32.7	—	.1	1,110.8
Production expenses	55.0	40.5	58.7	124.1	6.3	3.8	—	288.4
Depreciation, depletion and amortization	65.3	76.9	12.4	122.4	12.9	—	.5	290.4
Accretion of asset retirement obligations	2.9	1.3	2.2	2.8	.2	.2	—	9.6
Exploration expenses
Dry holes	32.2	—	—	—	—	—	1.4	33.6
Geological and geophysical	3.3	.1	—	.3	—	.1	4.5	8.3
Other	1.8	.3	—	—	(.2)	—	6.3	8.2

	37.3	.4	—	.3	(.2)	.1	12.2	50.1
Undeveloped lease amortization	28.4	7.3	—	—	—	—	10.8	46.5

Total exploration expenses	65.7	7.7	—	.3	(.2)	.1	23.0	96.6

Selling and general expenses	13.1	4.4	.2	(1.4)	1.8	1.2	11.0	30.3

Results of operations before taxes	(.3)	41.3	19.3	363.2	11.7	(5.3)	(34.4)	395.5
Income tax provisions	.9	12.0	4.9	140.0	7.6	—	—	165.4

Results of operations (excluding corporate overhead and interest)	$(1.2)	29.3	14.4	223.2	4.1	(5.3)	(34.4)	230.1

Three Months Ended June 30, 2011
Oil and gas sales and other revenues	$198.3	195.7	133.0	439.8	33.5	33.1	23.1	1,056.5
Production expenses	36.4	37.4	58.3	84.7	8.9	11.2	—	236.9
Depreciation, depletion and amortization	42.8	71.4	12.8	75.9	3.7	18.9	.4	225.9
Accretion of asset retirement obligations	2.5	1.2	2.0	2.7	.8	.1	.1	9.4
Exploration expenses
Dry holes	(.3)	—	—	(.1)	—	.8	69.1	69.5
Geological and geophysical	2.4	1.0	—	5.8	.2	.8	2.1	12.3
Other	4.0	.3	—	—	.1	—	5.2	9.6

	6.1	1.3	—	5.7	.3	1.6	76.4	91.4
Undeveloped lease amortization	19.9	7.1	—	—	—	—	4.1	31.1

Total exploration expenses	26.0	8.4	—	5.7	.3	1.6	80.5	122.5

Selling and general expenses	11.0	3.3	.2	(1.3)	.9	.7	10.3	25.1

Results of operations before taxes	79.6	74.0	59.7	272.1	18.9	.6	(68.2)	436.7
Income tax provisions	27.5	21.9	16.0	106.1	9.6	3.9	8.4	193.4

Results of operations (excluding corporate overhead and interest)	$52.1	52.1	43.7	166.0	9.3	(3.3)	(76.6)	243.3

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

SIX MONTHS ENDED JUNE 30, 2012 AND 2011

		Canada			United	Republic
(Millions of dollars)	United States	Conven- tional	Syn- thetic	Malaysia	King- dom	of the Congo	Other	Total
Six Months Ended June 30, 2012
Oil and gas sales and other revenues	$422.8	361.5	210.4	1,175.3	70.3	57.6	.1	2,298.0
Production expenses	103.5	84.9	111.3	213.3	11.7	20.8	—	545.5
Depreciation, depletion and amortization	128.3	154.1	25.7	235.1	20.7	33.8	1.1	598.8
Accretion of asset retirement obligations	5.7	2.6	4.2	5.7	.5	.4	—	19.1
Exploration expenses
Dry holes	32.2	.8	—	—	—	—	1.2	34.2
Geological and geophysical	3.5	4.3	—	.2	—	.2	11.4	19.6
Other	5.7	.5	—	—	(.1)	.2	14.4	20.7

	41.4	5.6	—	.2	(.1)	.4	27.0	74.5
Undeveloped lease amortization	39.5	14.4	—	—	—	—	21.2	75.1

Total exploration expenses	80.9	20.0	—	.2	(.1)	.4	48.2	149.6

Selling and general expenses	25.2	8.5	.4	(1.1)	2.8	2.1	22.0	59.9

Results of operations before taxes	79.2	91.4	68.8	722.1	34.7	.1	(71.2)	925.1
Income tax provisions	29.6	25.8	17.4	274.9	21.9	3.8	—	373.4

Results of operations (excluding corporate overhead and interest)	$49.6	65.6	51.4	447.2	12.8	(3.7)	(71.2)	551.7

Six Months Ended June 30, 2011
Oil and gas sales and other revenues	$366.5	355.2	259.8	957.3	63.7	67.7	24.4	2,094.6
Production expenses	77.5	68.3	116.8	187.8	14.5	16.8	—	481.7
Depreciation, depletion and amortization	91.3	124.2	26.6	171.7	8.3	37.8	.8	460.7
Accretion of asset retirement obligations	4.9	2.5	3.9	5.3	1.6	.3	.2	18.7
Exploration expenses
Dry holes	.6	—	—	—	—	2.9	101.8	105.3
Geological and geophysical	20.6	2.5	—	5.8	.3	1.6	2.5	33.3
Other	7.3	.6	—	—	.2	.1	11.5	19.7

	28.5	3.1	—	5.8	.5	4.6	115.8	158.3
Undeveloped lease amortization	38.3	14.0	—	—	—	—	8.2	60.5

Total exploration expenses	66.8	17.1	—	5.8	.5	4.6	124.0	218.8

Terra Nova working interest redetermination	—	(5.4)	—	—	—	—	—	(5.4)

Selling and general expenses	20.4	6.6	.4	—	1.7	.3	18.1	47.5

Results of operations before taxes	105.6	141.9	112.1	586.7	37.1	7.9	(118.7)	872.6
Income tax provisions	37.0	41.7	30.1	224.9	18.8	7.6	8.8	368.9

Results of operations (excluding corporate overhead and interest)	$68.6	100.2	82.0	361.8	18.3	.3	(127.5)	503.7

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Thousands of dollars, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues	$7,190,339	7,415,925	14,184,858	13,687,598

Costs and expenses
Crude oil and product purchases	5,631,187	5,948,971	11,145,566	10,905,347
Operating expenses	538,771	485,276	1,032,632	950,036
Exploration expenses	96,548	122,538	149,563	218,812
Selling and general expenses	89,447	77,532	178,634	147,193
Depreciation, depletion and amortization	322,724	256,785	663,098	520,532
Accretion of asset retirement obligations	9,777	9,657	19,555	19,144
Redetermination of Terra Nova working interest	—	—	—	(5,351)
Interest expense	11,598	12,600	23,337	24,319
Interest capitalized	(9,476)	(2,639)	(15,899)	(9,072)

	6,690,576	6,910,720	13,196,486	12,770,960

Income from continuing operations before income taxes	499,763	505,205	988,372	916,638
Income tax expense	204,326	225,189	402,864	398,180

Income from continuing operations	295,437	280,016	585,508	518,458
Income from discontinued operations, net of income taxes	—	31,597	—	62,058

Net income	$295,437	311,613	585,508	580,516

Per Common share—Basic
Continuing operations	$1.52	1.45	3.02	2.68
Discontinued operations	—	0.16	—	0.32

Net income	$1.52	1.61	3.02	3.00

Per Common share—Diluted
Continuing operations	$1.52	1.44	3.01	2.66
Discontinued operations	—	0.16	—	0.32

Net income	$1.52	1.60	3.01	2.98

Cash dividends per Common share	$0.275	0.275	0.55	0.55
Average Common shares outstanding (thousands)
Basic	194,209	193,482	194,051	193,267
Diluted	194,846	194,916	194,820	194,642

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(Thousands of dollars)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Operating Activities
Net income	$295,437	311,613	585,508	580,516
Adjustments to reconcile net income to net cash provided by operating activities
Income from discontinued operations	—	(31,597)	—	(62,058)
Depreciation, depletion and amortization	322,724	256,785	663,098	520,532
Amortization of deferred major repair costs	5,038	5,957	10,949	11,640
Expenditures for asset retirements	(5,820)	(9,962)	(12,777)	(16,441)
Dry hole costs	33,597	69,503	34,217	105,307
Amortization of undeveloped leases	46,440	31,143	75,072	60,530
Accretion of asset retirement obligations	9,777	9,657	19,555	19,144
Deferred and noncurrent income tax charges	35,281	8,751	42,791	9,564
Pretax gain from disposition of assets	(35)	(23,079)	(125)	(23,132)
Net increase in operating working capital other than cash and cash equivalents	(401,590)	(315,233)	(103,256)	(455,655)
Other—net	15,263	31,222	32,086	69,776

Net cash provided by continuing operations	356,112	344,760	1,347,118	819,723
Net cash provided by discontinued operations	—	50,282	—	98,219

Net cash provided by operating activities	356,112	395,042	1,347,118	917,942

Investing Activities
Property additions and dry holes	(769,755)	(718,486)	(1,337,019)	(1,227,366)
Proceeds from sale of assets	40	27,462	163	27,538
Purchases of investment securities*	(366,908)	(247,353)	(836,472)	(675,606)
Proceeds from maturity of investment securities*	390,488	166,287	897,793	754,082
Expenditures for major repairs	(7,440)	—	(7,440)	—
Investing activities of discontinued operations	—	(14,147)	—	(29,618)
Other—net	1,983	2,128	5,872	4,326

Net cash required by investing activities	(751,592)	(784,109)	(1,277,103)	(1,146,644)

Financing Activities
Borrowings of notes payable	541,907	559,990	541,896	594,980
Maturities of notes payable	(350,000)	—	(350,000)	—
Proceeds from exercise of stock options and employee stock purchase plans	2,153	1,084	8,752	7,900
Excess tax benefits related to exercise of stock options	291	(185)	1,328	4,068
Withholding tax on stock-based incentive awards	1,798	—	(3,703)	(8,014)
Issue cost of notes payable and debt facility	(3,943)	(7,672)	(3,943)	(7,672)
Cash dividends paid	(53,414)	(53,208)	(106,797)	(106,312)

Net cash provided by financing activities	138,792	500,009	87,533	484,950

Effect of exchange rate changes on cash and cash equivalents	(8,319)	885	221	9,173

Net increase (decrease) in cash and cash equivalents	(265,007)	111,827	157,769	265,421
Cash and cash equivalents at beginning of period	936,649	689,419	513,873	535,825

Cash and cash equivalents at end of period	$671,642	801,246	671,642	801,246

*	Represents cash invested in Canadian government securities with maturities greater than 90 days at the date of acquisition.

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(Unaudited, except for December 31, 2011)

(Millions of dollars)

	June 30,	Dec. 31,
	2012	2011
Total current assets	$3,444.0	3,447.7
Total current liabilities	2,550.8	2,824.9
Total assets	15,000.8	14,138.1
Long-term debt	791.5	249.6
Stockholders' equity	9,304.6	8,778.4

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Capital expenditures
Exploration and production
United States	$336.7	285.0	551.3	372.4
Canada	136.6	217.8	290.9	425.5
Malaysia	357.4	158.9	658.4	242.2
Other	44.7	78.1	89.9	216.8

	875.4	739.8	1,590.5	1,256.9

Refining and marketing
United States[1]	27.0	34.8	45.3	80.7
United Kingdom	5.6	5.6	10.1	7.6

	32.6	40.4	55.4	88.3

Corporate	1.6	1.9	3.4	3.5

Total capital expenditures	909.6	782.1	1,649.3	1,348.7

Charged to exploration expenses[2]
United States	37.3	6.1	41.4	28.5
Canada	0.4	1.3	5.6	3.1
Malaysia	0.3	5.7	0.2	5.8
Other	12.1	78.3	27.3	120.9

Total charged to exploration expenses	50.1	91.4	74.5	158.3

Total capitalized	$859.5	690.7	1,574.8	1,190.4

[1] Includes capital expenditures of U.S. refineries presented as discontinued operations	$—	13.6	—	31.4

[2] Excludes amortization of undeveloped leases of	$46.5	31.1	75.1	60.5

MURPHY OIL CORPORATION

STATISTICAL SUMMARY

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Exploration and Production
Net crude oil, condensate and gas liquids produced – barrels per day	104,012	94,242	105,751	103,725
United States	19,746	17,050	20,013	16,934
Canada – light	299	79	252	57
– heavy	6,874	5,726	7,640	6,762
– offshore	8,587	9,279	8,982	9,043
– synthetic	11,449	12,720	12,380	13,805
Malaysia	51,523	41,995	50,741	48,569
United Kingdom	3,477	2,369	3,274	2,725
Republic of the Congo	2,057	5,024	2,469	5,830

Net crude oil, condensate and gas liquids sold – barrels per day	104,768	90,004	106,665	101,341
United States	19,746	17,050	20,013	16,934
Canada – light	299	79	252	57
– heavy	6,874	5,726	7,640	6,762
– offshore	10,353	8,778	9,486	8,933
– synthetic	11,449	12,720	12,380	13,805
Malaysia	52,938	39,279	50,820	48,447
United Kingdom	3,109	2,906	3,122	2,741
Republic of the Congo	—	3,466	2,952	3,662

Net natural gas sold – thousands of cubic feet per day	507,379	457,288	516,507	435,283
United States	51,867	50,487	51,549	52,363
Canada	242,039	194,850	242,162	156,286
Malaysia – Sarawak	181,347	176,265	182,991	173,425
– Kikeh	29,127	31,631	36,435	48,140
United Kingdom	2,999	4,055	3,370	5,069

Total net hydrocarbons produced – equivalent barrels per day[1]	188,575	170,457	191,836	176,272
Total net hydrocarbons sold – equivalent barrels per day[1]	189,331	166,219	192,750	173,888

Weighted average sales prices
Crude oil, condensate and gas liquids – dollars per barrel[2]
United States	$102.47	$109.21	$106.32	$102.47
Canada[3] – light	78.91	99.94	84.18	97.56
– heavy	45.41	64.55	48.44	58.03
– offshore	108.30	115.50	112.86	108.70
– synthetic	88.97	114.98	93.38	104.03
Malaysia[4]	95.48	90.05	97.47	86.88
United Kingdom	105.79	112.37	112.93	111.46
Republic of the Congo[4]	–	105.16	107.26	102.19
Natural gas – dollars per thousand cubic feet
United States[2]	$2.05	$4.43	$2.34	$4.31
Canada[3]	2.17	4.22	2.36	4.29
Malaysia – Sarawak	7.88	6.40	7.80	6.15
– Kikeh	0.24	0.24	0.24	0.24
United Kingdom[3]	9.88	10.10	9.71	9.98

[1]	Natural gas converted on an energy equivalent basis of 6:1.
[2]	Includes intracompany transfers at market prices.
[3]	U.S. dollar equivalent.
[4]	Prices are net of payments under terms of the respective production sharing contracts.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Refining and Marketing
United States retail marketing:
Fuel margin per gallon[1]	$0.197	$0.199	$0.137	$0.146
Gallons sold per store month	275,741	283,111	265,302	277,658
Merchandise sales revenue per store month	$158,626	161,722	155,783	155,072
Merchandise margin as a percentage of merchandise sales	13.4%	12.9%	13.2%	13.3%
Store count at end of period (Company operated)	1,139	1,118	1,139	1,118

United Kingdom refining and marketing—unit margins per barrel	$1.26	(1.76)	1.03	(1.22)

Petroleum products sold—barrels per day	483,561	601,498	467,049	583,019
United States	344,415	459,209 [2]	332,195	448,551 [2]
Gasoline	294,282	330,976	284,336	325,485
Kerosine	16	13,768	116	14,886
Diesel and home heating oils	50,117	86,714	47,743	83,904
Residuals	—	16,926	—	16,080
Asphalt, LPG and other	—	10,825	—	8,196
United Kingdom	139,146	142,289	134,854	134,468
Gasoline	46,981	39,943	45,830	33,349
Kerosine	19,584	16,664	17,728	16,115
Diesel and home heating oils	49,249	49,859	46,466	47,305
Residuals	16,676	17,526	16,187	14,543
LPG and other	6,656	18,297	8,643	23,156

U.K. refinery inputs—barrels per day	133,158	139,886	131,954	132,468
Milford Haven, Wales - crude oil	130,059	136,428	128,530	128,919
- other feedstocks	3,099	3,458	3,424	3,549

U.K. refinery yields—barrels per day	133,158	139,886	131,954	132,468
Gasoline	44,961	36,843	44,767	31,742
Kerosine	17,985	17,937	17,037	17,043
Diesel and home heating oils	48,762	49,499	44,551	46,180
Residuals	15,874	14,951	15,730	13,259
LPG and other	2,033	17,359	6,313	21,251
Fuel and loss	3,543	3,297	3,556	2,993

[1]	Represents net sales prices for fuel less purchased cost of fuel.
[2]

Includes 166,249 bbls. per day in the three-month period in 2011 and 160,032 bbls. per day in the six-month period in 2011 related to discontinued operations in the United States. Subsequent to the sale of the U.S. refineries in late 2011, a portion of the reduction in refined products produced and sold by these discontinued operations were offset by higher finished products purchased and sold by the Company’s ongoing marketing operations.